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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated February 12, 1998 (except with respect to the stock split discussed in Note 14 of the Notes to Consolidated Financial Statements as to which the date is March 31, 1998) and to all references to our firm included in or made a part of this registration statement on Form S-4.

                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
May 28, 1998